Exhibit 2(b)

                         Plan and Agreement of Merger,
                           dated September 30, 1996,
                          among AirNet Systems, Inc.,
                           AirNet Merger Corporation
                            and Float Control, Inc.

                            ________________________


                          PLAN AND AGREEMENT OF MERGER


     This PLAN AND AGREEMENT OF MERGER (sometimes hereinafter called the "MERGER AGREEMENT"), made to be effective as of September 30, 1996, by and among FLOAT CONTROL, INC., a Michigan corporation (sometimes hereinafter called "FLOAT CONTROL"); AIRNET MERGER CORPORATION, an Ohio corporation (sometimes hereinafter called "MERGER CORP.") (MERGER CORP. and FLOAT CONTROL sometimes hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS"); and AIRNET SYSTEMS, INC., an Ohio corporation (sometimes hereinafter called "AIRNET");


                              W I T N E S S E T H :

     WHEREAS, the authorized shares of FLOAT CONTROL consist of 50,000 common shares, $1.00 par value per share (the "FLOAT CONTROL SHARES"), which are voting shares. There are 3,000 FLOAT CONTROL SHARES issued and outstanding; and

     WHEREAS, the authorized shares of MERGER CORP. consist of 850 common shares, without par value (the "MERGER CORP. SHARES"), which are voting shares. There are 500 MERGER CORP. SHARES issued and outstanding; and

     WHEREAS, the Board of Directors of each of the CONSTITUENT CORPORATIONS and of AIRNET deem it advisable and in the best interests of their respective corporations and their shareholders that the CONSTITUENT CORPORATIONS be merged in a transaction through which FLOAT CONTROL would become a wholly-owned subsidiary of AIRNET, MERGER CORP. would cease to have a separate corporate existence, and persons presently holding FLOAT CONTROL SHARES would receive AIRNET common shares in exchange therefor; and

     WHEREAS, the Boards of Directors of the CONSTITUENT CORPORATIONS and of AIRNET have, by resolutions duly adopted by them, approved this MERGER AGREEMENT and directed that it be executed by the undersigned officers and submitted to a vote of the shareholders of FLOAT CONTROL and the sole shareholder of MERGER CORP.;

     NOW, THEREFORE, in consideration of the premises and of their mutual covenants and agreements, it is hereby agreed by and among the CONSTITUENT CORPORATIONS and AIRNET that the terms of the merger contemplated by this MERGER AGREEMENT (sometimes hereinafter called the "MERGER") and the mode of carrying the MERGER into effect shall be as follows:

                                   ARTICLE ONE

                            THE SURVIVING CORPORATION

     SECTION 1.01. At the date and time when the MERGER shall become effective (sometimes hereinafter called the "MERGER TIME"), MERGER CORP. will merge into FLOAT CONTROL and FLOAT CONTROL will be the continuing and surviving corporation in the MERGER, will continue to exist under the laws of the State of Michigan, and will be the only one of the CONSTITUENT CORPORATIONS to continue its separate corporate existence after the MERGER TIME. As used in this MERGER AGREEMENT, the term "SURVIVING CORPORATION" refers to FLOAT CONTROL as the surviving corporation at and after the MERGER TIME.

     SECTION 1.02. The name of the SURVIVING CORPORATION shall be FLOAT CONTROL, INC.

     SECTION 1.03. The Restated Articles of Incorporation of FLOAT CONTROL, as in effect immediately prior to the MERGER TIME, shall be the articles of incorporation of the SURVIVING CORPORATION until amended in accordance with law.

     SECTION 1.04. The Amended and Restated Bylaws of FLOAT CONTROL, as in effect immediately prior to the MERGER TIME, shall be the bylaws of the SURVIVING CORPORATION until amended in accordance with law.

     SECTION 1.05. At and after the MERGER TIME, the number of directors of the SURVIVING CORPORATION shall be three (3) until changed in accordance with the bylaws of the SURVIVING CORPORATION. The individuals listed below shall serve as the directors of the SURVIVING CORPORATION until the next annual meeting of the SURVIVING CORPORATION, or until their earlier resignation, removal from office or death:

                        Gerald G. Mercer
                        Glenn M. Miller
                        Charles A. Renusch

     SECTION 1.06. At and after the MERGER TIME and until changed in accordance with law, the officers of the SURVIVING CORPORATION shall be as follows:

            Gerald G. Mercer    --  President
            Charles A. Renusch  --  Secretary
            Glenn M. Miller     --  Treasurer

     SECTION 1.07. The office of the SURVIVING CORPORATION shall be located at 3939 International Gateway, Columbus, Ohio 43219. The registered office of the SURVIVING CORPORATION in the state of Michigan shall be located at 30600 Telegraph Road, Birmingham Farms, Michigan 48025 and the registered agent of the

SURVIVING CORPORATION in the State of Michigan shall be The Corporation Company.

     SECTION 1.08. The SURVIVING CORPORATION hereby consents to be sued and served with process in the State of Ohio in any proceeding in the State of Ohio to enforce against the SURVIVING CORPORATION any obligation of either of the CONSTITUENT CORPORATIONS or to enforce the rights of a dissenting shareholder of either of the CONSTITUENT CORPORATIONS, and the SURVIVING CORPORATION hereby irrevocably appoints the Ohio Secretary of State as its agent to accept service of process in any such proceeding in the State of Ohio.

     SECTION 1.09. It is desired that the SURVIVING CORPORATION transact business in the State of Ohio as a foreign corporation. The SURVIVING CORPORATION hereby constitutes and appoints as the statutory agent of the SURVIVING CORPORATION upon whom process against the SURVIVING CORPORATION may be served within the State of Ohio, Statutory Agent Corporation, which has the following business address:

                  Attn: Librarian
                  52 East Gay Street
                  County of Franklin
                  Columbus, OH 43215


     The SURVIVING CORPORATION hereby consents irrevocably to service of process on Statutory Agent Corporation and its successors so long as the authority of such agent shall continue as provided by Chapter 1703 of the Ohio Revised Code and to service of process from any court in the State of Ohio or from any public authorities upon the Ohio Secretary of State if Statutory Agent Corporation cannot be found, if the license of the SURVIVING CORPORATION to do business in the State of Ohio has expired or has been cancelled, or in any of the other events whereby such service upon the Ohio Secretary of State is authorized by Chapter 1703 of the Ohio Revised Code.


                                   ARTICLE TWO

                          DISTRIBUTIONS TO SHAREHOLDERS

     SECTION 2.01. The manner and basis of making distributions to shareholders of the CONSTITUENT CORPORATIONS in extinguishment of and in substitution for their shares of the CONSTITUENT CORPORATIONS shall be as set forth in this ARTICLE TWO.

     SECTION 2.02. At the MERGER TIME and as a result of the MERGER, each of the 3,000 issued and outstanding FLOAT CONTROL SHARES shall, automatically and without further act of either of the CONSTITUENT CORPORATIONS, of AIRNET or of the holder thereof, be extinguished. In substitution therefor, the holders of the 3,000 FLOAT CONTROL SHARES so extinguished shall be entitled to receive from AIRNET an aggregate of 230,299 common shares, $0.01 par value per share, of AIRNET (the "AIRNET COMMON SHARES"). The holder of each of the 3,000 issued and outstanding FLOAT CONTROL SHARES so extinguished shall be entitled to receive from AIRNET in substitution therefor 76.7677 AIRNET COMMON SHARES.

     SECTION 2.03. At the MERGER TIME and as a result of the MERGER, each of the 500 issued and outstanding MERGER CORP. SHARES shall, automatically and without further act of the CONSTITUENT CORPORATIONS, of AIRNET or the holder thereof, be extinguished. In substitution for the full number of MERGER CORP. SHARES formerly held by it, AIRNET shall be entitled to receive from the SURVIVING CORPORATION 500 common shares, $1.00 par value per share; and AIRNET shall forthwith be entered on the books of the SURVIVING CORPORATION as the holder of said 500 common shares of the SURVIVING CORPORATION. Promptly after the MERGER TIME, the SURVIVING CORPORATION shall deliver to AIRNET one or more certificates evidencing 500 of the outstanding common shares of the SURVIVING CORPORATION. After the MERGER TIME and until such certificates have been received by AIRNET from the SURVIVING CORPORATION, each certificate theretofore representing one or more of the MERGER CORP. SHARES shall, in the aggregate, be deemed for all corporate purposes to evidence ownership of 500 of the issued and outstanding common shares, $1.00 par value per share, of the SURVIVING CORPORATION.

     SECTION 2.04. (a) As soon as practicable after the MERGER TIME, AIRNET shall mail to each holder of record of FLOAT CONTROL SHARES a mutually agreed upon form letter of transmittal and instructions for use in effecting the surrender of the certificate or certificates which, immediately prior to the MERGER TIME, represented outstanding FLOAT CONTROL SHARES (each, a "FLOAT CONTROL CERTIFICATE"). The form letter of transmittal shall provide instructions for use in effecting the surrender of the FLOAT CONTROL CERTIFICATES in exchange for certificates representing AIRNET COMMON SHARES ("AIRNET CERTIFICATES") as provided in Section 2.02 hereof. Upon surrender of a FLOAT CONTROL CERTIFICATE for cancellation, together with such letter of transmittal duly executed, the holder of such FLOAT CONTROL CERTIFICATE shall receive in exchange therefor a certificate evidencing the applicable number of AIRNET COMMON SHARES to which such holder is entitled in accordance with Section 2.02 of this MERGER AGREEMENT and the FLOAT CONTROL CERTIFICATE so surrendered shall thereafter be cancelled.

     (b) The registered holder of any FLOAT CONTROL CERTIFICATE outstanding immediately prior to the MERGER TIME, as such holder appears in the books and records of FLOAT CONTROL or its transfer agent immediately prior to the MERGER

TIME, shall, until such FLOAT CONTROL CERTIFICATE is surrendered in exchange for an AIRNET CERTIFICATE as contemplated by Section 2.04(a), have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends or other distributions on, the AIRNET COMMON SHARES into which the FLOAT CONTROL SHARES represented by any FLOAT CONTROL CERTIFICATE have been converted pursuant to Section 2.02 of this MERGER AGREEMENT.

     (c) In the event that any holder of FLOAT CONTROL SHARES is unable to deliver the FLOAT CONTROL CERTIFICATE which represents FLOAT CONTROL SHARES of the holder, AIRNET, in the absence of actual knowledge that any FLOAT CONTROL SHARES theretofore represented by any such FLOAT CONTROL CERTIFICATE have been acquired by a bona fide purchaser, shall deliver to such holder the consideration to which such holder is entitled in accordance with the provisions of this MERGER AGREEMENT upon the presentation of all of the following:

         (i) An affidavit or other evidence to the reasonable satisfaction of AIRNET that any such FLOAT CONTROL CERTIFICATE has been lost, wrongfully taken or destroyed;

         (ii) Such security or indemnity as may be reasonably requested by AIRNET to indemnify and hold AIRNET harmless; and

         (iii) Evidence to the satisfaction of AIRNET that such person is the owner of the FLOAT CONTROL SHARES theretofore represented by each FLOAT CONTROL CERTIFICATE claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such FLOAT CONTROL CERTIFICATE for exchange pursuant to this MERGER AGREEMENT.

     SECTION 2.05. Notwithstanding any other provision of this MERGER AGREEMENT, no fractional AIRNET COMMON SHARES shall be issued in the MERGER to holders of FLOAT CONTROL SHARES. Each holder of FLOAT CONTROL SHARES who otherwise would have been entitled to a fraction of an AIRNET COMMON SHARE shall receive in lieu thereof, at the time of surrender of the FLOAT CONTROL CERTIFICATE(s) evidencing such holder's FLOAT CONTROL SHARES, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $12.375.

                                  ARTICLE THREE

                APPROVAL; TERMINATION AND ABANDONMENT; AMENDMENT

     SECTION 3.01. This MERGER AGREEMENT shall be submitted for approval by the shareholders of FLOAT CONTROL and by the sole shareholder of MERGER CORP.

     SECTION 3.02. The MERGER shall be terminated and abandoned at any time prior to the MERGER TIME without notice of such action to the CONSTITUENT CORPORATIONS or to AIRNET if the Plan and Agreement of Reorganization, dated September 30, 1996 (the "PLAN") between AIRNET and FLOAT CONTROL is terminated.

     SECTION 3.03. From time to time and at any time prior to the MERGER TIME, this MERGER AGREEMENT may be amended only by an agreement in writing executed in the same manner as this MERGER AGREEMENT, after authorization of such action by the Board of Directors of the CONSTITUENT CORPORATIONS and of AIRNET; except that after the approval contemplated by Section 3.01 hereof, there shall be no amendments that would (a) alter or change the amount or kind of shares, evidences of indebtedness other securities, cash, rights or any other property to be received by the holders of any class or series of shares of either of the CONSTITUENT CORPORATIONS in the MERGER, (b) alter or change any terms of the articles of incorporation or bylaws of the SURVIVING CORPORATION, or (c) alter or change any of the terms and conditions of this MERGER AGREEMENT if any of the alterations or changes, alone or in the aggregate, would adversely affect the holders of any class or series of shares of the CONSTITUENT CORPORATIONS.


                                  ARTICLE FOUR

                            EFFECTIVE DATE OF MERGER

     SECTION 4.01. (a) Upon the approval of this MERGER AGREEMENT by the shareholders of each of the CONSTITUENT CORPORATIONS, each of the CONSTITUENT CORPORATIONS shall cause a Certificate of Merger (in the form required by Section 450.1707 of the Michigan Business Corporation Act) to be executed and filed with the Michigan Department of Commerce (the "Michigan Department").

     (b) After the filing of the Certificate of Merger described in Section 4.01(a) with the Michigan Department, each of the CONSTITUENT CORPORATIONS shall cause a Certificate of Merger (in the form required by Section 1701.81 of the Ohio Revised Code) to be executed and filed with the Secretary of State of the State of Ohio (the "Ohio Secretary").

     (c) The MERGER shall become effective on the date and at the time of filing of the Certificate of Merger described in Section 4.01(b) with the Ohio

Secretary in accordance with Section 1701.81 of the Ohio Revised Code (or such later date and time as may be specified in the Certificates of Merger described in Sections 4.01(a) and 4.01(b)).


                                  ARTICLE FIVE

                              ADDITIONAL PROVISIONS

     SECTION 5.01. All assets of the CONSTITUENT CORPORATIONS as they exist at the MERGER TIME, shall pass to and vest in the SURVIVING CORPORATION without any conveyance or other transfer. The SURVIVING CORPORATION shall be responsible for all of the liabilities of every kind and description of each of the CONSTITUENT CORPORATIONS existing as of the MERGER TIME.


                                   ARTICLE SIX

                                  MISCELLANEOUS

     SECTION 6.01. This MERGER AGREEMENT may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original but all of which taken together shall be deemed to constitute a single instrument.

     SECTION 6.02. The captions contained in this MERGER AGREEMENT are included only for convenience of reference and do not define, limit, explain or modify this MERGER AGREEMENT or its interpretation, construction or meaning and are in no way to be construed as part of this MERGER AGREEMENT.

     SECTION 6.03. This MERGER AGREEMENT shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto.

     SECTION 6.04. The number and gender of each pronoun used in this MERGER AGREEMENT shall be construed to mean such number and gender as the context, circumstances or its antecedent may require.

     SECTION 6.05. This MERGER AGREEMENT shall be governed by and construed in accordance with the laws of the State of Ohio and of the State of Michigan.

     IN WITNESS WHEREOF, this MERGER AGREEMENT has been executed on behalf of the CONSTITUENT CORPORATIONS and of AIRNET by their officers duly authorized in the premises.

ATTEST:                                AIRNET:

                                       AIRNET SYSTEMS, INC.


By: William R. Sumser                  By: Gerald G. Mercer
    ____________________________           ____________________________
    William R. Sumser, its                 Gerald G. Mercer, its President
    Secretary                              and Chief Executive Officer


ATTEST:                                MERGER CORP.:

                                       AIRNET MERGER CORPORATION


By: William R. Sumser                  By: Gerald G. Mercer
    ____________________________           ____________________________
    William R. Sumser, its                 Gerald G. Mercer, its
    Secretary                              President


ATTEST:                                FLOAT CONTROL:

                                       FLOAT CONTROL, INC.


By: Charles A. Renusch                 By: Gerald G. Mercer
    ____________________________           ____________________________
    Charles A. Renusch, its                Gerald G. Mercer, its
    Secretary                              President